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                                                                 Exhibit 99.4

                          THIRD AMENDMENT TO AGREEMENTS


         THIS THIRD AMENDMENT TO AGREEMENTS (this "AMENDMENT") is made as of the 10th day of December, 1998, by and among Patriot American Hospitality, Inc., Wyndham International, Inc. (together, the "COMPANIES") and NationsBanc Mortgage Capital Corporation (the "PURCHASER").

         WHEREAS, NMS Services, Inc. (the "ORIGINAL PURCHASER") and the Companies entered into (i) a Purchase Agreement dated as of February 26, 1998 (the "PURCHASE AGREEMENT") pursuant to which the Original Purchaser purchased 4,900,000 shares (the "PURCHASE SHARES") of common stock, par value $.01 per share, of each of the Companies, which shares of common stock are paired and trade as a unit consisting of one share of common stock of each Company (the "PAIRED SHARES"), and (ii) an ISDA Master Agreement (including a Schedule thereto) and a Purchase Price Adjustment Mechanism, each dated as of February 26, 1998 (collectively, the "ADJUSTMENT AGREEMENT"), pursuant to which the Original Purchaser and the Companies may make certain payments or deliveries of Paired Shares as adjustments to the purchase price for the Purchase Shares;

         WHEREAS, the Companies delivered to the Original Purchaser two letters relating to underwriting matters and tax matters, respectively, contemporaneously with the execution of the Purchase Agreement and the Adjustment Agreement (the "LETTERS");

         WHEREAS, the Original Purchaser and the Purchaser entered into a Transfer and Assignment Agreement dated as July 31, 1998 (the "ASSIGNMENT AGREEMENT,") to which the Companies agreed and consented, pursuant to which the Original Purchaser transferred and assigned, and the Purchaser received and assumed, all of the Purchase Shares and all of the Original Purchaser's rights and obligations under the Purchase Agreement, the Adjustment Agreement and the Letters;

         WHEREAS, the Purchaser and the Companies entered into an Amendment to Agreements dated as of August 14, 1998 (the "FIRST AMENDMENT") and a Second Amendment to Agreements dated as of November 23, 1998 (the "SECOND AMENDMENT" and, together with the Purchase Agreement, the Adjustment Agreement, the Letters and the First Amendment, the "AGREEMENTS") pursuant to which the Purchaser and the Companies effected certain amendments to the Purchase Agreement and the Adjustment Agreement;

         WHEREAS, the parties hereto wish to effect certain further amendments to the Agreements as set forth herein;

         NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. SUBSTITUTION OF LISTED HOTELS. Notwithstanding Section 2 of the First Amendment, the following hotels shall not be considered Listed Hotels for purposes of the Agreements: Doubletree Suites Minneapolis, Del Mar Hilton, Holiday Inn San Francisco, Hunt Valley Embassy Suites, Hyatt Newporter and Valley River Inn. The parties hereto agree that the hotels listed on Exhibit A hereto (the "NEW LISTED HOTELS") shall be Listed Hotels for all purposes under the Agreements. Clause (i) of paragraph (5) of Section 2 of the First Amendment is hereby amended by adding the words ", subject, in the case of the net proceeds of any sale, lease, conveyance or transfer of, or the granting of a deed of trust, mortgage or other similar encumbrance securing any indebtedness covering, any New Listed Hotel, to the terms and conditions of the Amended and Restated Credit Agreement dated as of July 18, 1997, amended and restated as of December 16, 1997 and further amended and restated as of June 2, 1998 among the Companies and the various lenders named therein (the "CREDIT AGREEMENT")" after the word "Mechanism" therein.

         2. MODIFICATION OF STOCK SETTLEMENT AND NET STOCK SETTLEMENT MECHANICS. Notwithstanding any other provision of the Agreements, in the event that the Purchaser requires a settlement of all or any part of

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the Transaction pursuant to the provisions entitled "Mandatory Unwind Event"
of Section VI of the Adjustment Agreement and the Companies elect Stock Settlement or Net Stock Settlement as the settlement method, the Purchaser shall have the right to elect the unwind method for such settlement and, if the Purchaser elects Underwritten Sale as the unwind method, the Purchaser or one or more of its affiliates shall sell the Stock Settlement Shares or the Net Stock Settlement Shares, as the case may be, in a commercially reasonable manner selected by the Purchaser in its sole discretion, which may involve public or (to the extent and in the manner permitted by applicable federal and state securities laws) private sales. Notwithstanding Section 7(k) of the Purchase Agreement, in the event that the Purchaser elects Underwritten Sale as the unwind method in connection with any such settlement, the Purchaser may (but shall be under no obligation) elect not to require that the Purchaser and the Companies enter into an underwriting agreement as described in such Section 7(k). The definition of "Mandatory Unwind Date" in Section II of the Adjustment Agreement is hereby amended to read in its entirety as follows: "The date specified in the notice delivered to the Companies pursuant to Section VI." Section 7(a)(iv) of the Purchase Agreement is hereby amended by adding the words "; provided that the Purchaser may make such a request in connection with the closing of any sales of Paired Shares with an aggregate net proceeds of at least $10,000,000 effected in connection with a settlement of the Transaction with respect to which the settlement method is Underwritten Sale" after the word "period" in each of the second and the third parenthetical phrase contained in such Section 7(a)(iv).

         3. ELIMINATION OF CERTAIN BLACK-OUT PERIODS. The Agreements are hereby amended to provide that, except as provided below, the Companies shall have no right to suspend the right of the Purchaser to effect sales of the Shares through the Prospectus forming a part of the Registration Statement at any time. Without limiting the generality of the foregoing, (i) the second and third sentences of Section 5(b) of the Purchase Agreement are hereby deleted in their entirety and (ii) the parenthetical phrase contained in, and the proviso to,
Section 7(b)(i)(E) of the Purchase Agreement are hereby deleted in their entirety. Notwithstanding the foregoing, the Companies may suspend the right of the Purchaser to effect sales of the Paired Shares through the use of the Prospectus forming a part of the Registration Statement (except as may further be limited in the Agreements) for a period of no more than 90 days (or fewer if the Purchaser is notified to that effect by the Companies, in any event which period shall commence at the time the Companies give the Purchaser written notice of such suspension) in connection with a public offering or a sale pursuant to Rule 144A under the Securities Act (an "OFFERING") of Paired Shares (or shares of capital stock convertible into Paired Shares) by the Companies (a "BLACK-OUT PERIOD"); provided that (i) there shall be no more than three Black-Out Periods during any 12--month period, (ii) the total number of days of all Black-Out Periods during any 12-month period shall not exceed 120 and (iii) no Black-Out Period shall be applicable or in any way restrict the Purchaser after the Maturity Date, or after the occurrence of any of the events listed in the provisions entitled "Mandatory Unwind Event" of Section VI of the Adjustment Agreement. The Purchaser hereby covenants that it will not sell any Paired Shares pursuant to said Prospectus during a Blackout Period.

         4. PROVISIONS RELATING TO REGISTRATION STATEMENTS. The Companies agree to use their best efforts to cause Registration Statements to be effective at all times covering sales of a number of Paired Shares at least equal to the quotient obtained by dividing (i) the sum of (A) the Settlement Amount that would apply if the Exchange Trading Day immediately preceding the date of determination were Day S with respect to a settlement of the full number of Underlying Shares PLUS (B) the aggregate cash settlement value, as determined by the Calculation Agent, on the date of determination of all other "forward equity" transactions similar to the Transaction to which the Companies are a party BY (ii) the Daily Average Price on the Exchange Trading Day immediately preceding the date of determination.

         5. MARK-TO-MARKET PROVISIONS. (a) The Companies acknowledge and agree that the 8,433,910 Paired Shares, the 5,452,637 Paired Shares and the 5,162,494 Paired Shares previously delivered to the Purchaser are Collateral Shares subject to the security interest in favor of the Purchaser created by the First Amendment. The Purchaser is returning to the Companies herewith the 2,375,000 Collateral Shares delivered to the Purchaser pursuant to the First Amendment, and such Paired Shares shall no longer constitute Collateral Shares.

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         (b) The Companies agree that if on the last Exchange Trading Day of the first and the third week of any month (each such Exchange Trading Day, a "MARK DATE") 125% of the Settlement Amount that would apply if such Exchange Trading Day were Day S with respect to a settlement of the full number of Underlying Shares (the "TARGET VALUE") exceeds the product of (i) the Daily Average Price for the Exchange Trading Day immediately preceding such Mark Date TIMES (ii) the sum of the number of Underlying Shares on such Mark Date and number of Collateral Shares delivered prior to such Mark Date (the "COLLATERAL VALUE"), the Companies shall, no later than the third Exchange Trading Day following such Mark Date, deliver additional Collateral Shares to the Purchaser so that the Collateral Value shall exceed the Target Value.

         (c) All Collateral Shares delivered pursuant to this paragraph shall be Collateral Shares for all purposes under the Agreements and shall be subject to the security interest in favor of the Purchaser created by the First Amendment. Delivery of any such Collateral Shares shall be effected by delivery of stock certificates for such Collateral Shares to the Purchaser endorsed to the Purchaser or in blank or accompanied by a duly executed instrument of transfer to the Purchaser or in blank.

         (d) The Purchaser hereby irrevocably appoints and authorizes NationsBanc Mortgage Capital Corporation to act as collateral agent (in such capacity, the "COLLATERAL AGENT") for and on behalf of the Purchaser. The Collateral Agent may exercise any of the rights of the secured party hereunder and under the Agreements for the benefit of the Purchaser. Such appointment and authorization shall be effective as of February 26, 1998.

         (e) Section 5(b) of the Purchase Agreement is hereby amended by deleting clause (i) of the first sentence thereof.

         6. ADDITIONAL DEFAULT; MANDATORY PHYSICAL SETTLEMENT. (a) The parties agree that the following event shall constitute a "DEFAULT" by theCompanies for all purposed under the Agreements (it being understood that such Defaults shall be in addition to the Defaults set forth in the First Amendment): the Companies shall fail to pay when due the Settlement Amount or deliver when due any Paired Shares required to be delivered, as the case may be, pursuant to Section III of the Adjustment Agreement or pay when due any amounts required pursuant to
Section III.E.6 or III.E.7 of the Adjustment Agreement, in each case upon any settlement of the Transaction in whole or in part.

         (b) The parties agree that, notwithstanding anything to the contrary in the Agreements, upon the occurrence of a Change of Control (as defined in the Credit Agreement as in effect on the date hereof) the Transaction shall be settled in whole, with the settlement method being Physical Settlement and Day S being the date of occurrence of such Change in Control.

         7. PARTICIPATION IN FUTURE FINANCINGS. The Companies agree that if at any time prior to the first anniversary hereof the Companies shall execute debt, equity or equity-linked financing in the public or Rule 144A capital markets (any such financing, a "NEW FINANCING") at least 80% of the proceeds of which are used to effect a Physical Settlement, NationsBanc Montgomery Securities LLC, an affiliate of the Purchaser, shall have the opportunity (but shall be under no obligation) to participate in such New Financing as exclusive agent or exclusive underwriter or as a bookrunning manager. The Companies agree that if at any time prior to the first anniversary hereof the Companies shall execute a New Financing less than 80% of the proceeds of which are used to effect a Physical Settlement, the Companies shall use their best efforts to ensure that NationsBanc Montgomery Securities LLC shall have the opportunity (but be under no obligation) to participate as an agent or underwriter in such New Financing with a percentage of the economics of such New Financing at least equal to the percentage of the proceeds of such New Financing used to effect a Physical Settlement), in each case for customary compensation.

         8. FEES AND EXPENSES OF COUNSEL TO PURCHASER. The Companies agree to pay all reasonable fees and expenses of counsel to the Purchaser (including all associated legal bills, past, present or future)

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incurred in connection with (i) the preparation and negotiation of the
Assignment Agreement, the First Amendment, the Second Amendment and this Amendment and (ii) all other matters arising out of or in connection with the Agreements and the transactions contemplated thereby and hereby, other than the preparation and negotiation of the Purchase Agreement and the Adjustment Agreement and the closing thereunder on February 26, 1998.

         9. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

         10. AGREEMENTS IN FULL FORCE AND EFFECT. The Agreements (as amended by this Amendment) are hereby ratified and reaffirmed in their entirety and hereby declared to be in full force and effect.

         11. COUNTERPARTS. This Amendment may be executed in several counterparts, all of which shall be identical, and all of which counterparts together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                              NATIONSBANC MORTGAGE CAPITAL
                                                     CORPORATION

                                              By: /s/ Don Benningfield
                                                  ------------------------
                                                  Name:
                                                  Title:



                                              PATRIOT AMERICAN HOSPITALITY, INC.


                                              By: /s/ William W. Evans III
                                                  -------------------------
                                                  Name:
                                                  Title:



                                              WYNDHAM INTERNATIONAL, INC.


                                              By: /s/ William W. Evans III
                                                  -------------------------
                                                  Name:
                                                  Title: